UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Common Stock and Notes Underwriting Agreements

On September 20, 2007, Equinix, Inc. (“Equinix”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto (the “Common Stock Underwriters”), relating to the sale by Equinix of 3,662,556 shares of its common stock pursuant to Equinix’s effective Registration Statement on Form S-3 (No. 333-146065). On September 21, 2007, the Common Stock Underwriters exercised an over-allotment option to purchase an additional 549,383 shares of common stock on the same terms and conditions to cover over-allotments. On September 26, 2007, 4,211,939 shares of common stock were issued to the Common Stock Underwriters at a public offering price of $84.05 per share, less an underwriting discount of $3.2569 per share.

On September 20, 2007, Equinix entered into an underwriting agreement (the “Notes Underwriting Agreement” and, together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto (the “Notes Underwriters”), relating to the sale by Equinix of $350,000,000 aggregate principal amount of 3.00% Convertible Subordinated Notes Due 2014 (the “Notes”) pursuant to Equinix’s effective Registration Statement on Form S-3 (No. 333-146064). On September 21, 2007, the Notes Underwriters exercised an over-allotment option to purchase an additional $45,986,000 aggregate principal amount of Notes. On September 26, 2007, $395,986,000 in aggregate principal amount of the Notes was issued to the Notes Underwriters at a price of $1,000 per Note, less an underwriting discount of $26.25 per Note.

The Underwriting Agreements include customary representations, warranties and covenants by Equinix. Under the terms of the Underwriting Agreements, Equinix has agreed to indemnify the Common Stock Underwriters and the Notes Underwriters against certain liabilities.

The description of the Underwriting Agreements contained herein is qualified in its entirety by reference to the Underwriting Agreements attached as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Citigroup Global Markets Inc. and/or its affiliates has provided in the past, and may provide in the future, investment banking services to Equinix. In addition, Citigroup Global Markets Inc. and/or its affiliates acted as financial advisor to Equinix in connection with its acquisition of IXEurope plc, provided a fairness opinion to Equinix in connection therewith, and served as a lender and agent under Equinix’s Senior Bridge Loan Credit Agreement dated June 28, 2007. Citigroup Global Markets Inc. and/or its affiliates also currently provides cash management services to Equinix and is one of Equinix’s two captive brokers on Equinix’s employees’ equity compensation programs.

Indenture

The Notes were issued pursuant to an Indenture dated as of September 26, 2007 between Equinix and U.S. Bank National Association, as trustee (the “Indenture”). A copy of the Indenture is attached hereto as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the following summary is qualified in its entirety by the full text of the Indenture.

The Notes will bear interest at the rate of 3.00% per annum. Interest on the Notes is payable on April 15th and October 15th of each year, beginning on April 15, 2008. The Notes will mature on October 15, 2014.

Holders of the Notes may convert their Notes into a number of shares of Equinix common stock determined as set forth in the Indenture, which is referred to as the conversion rate, at their option on any day to and including the business day immediately preceding the maturity date. If, at the time of conversion, the applicable stock price of Equinix’s common stock is less than or equal to the base conversion price (initially $134.48 per share), the Notes will be convertible into 7.4360 shares of Equinix common stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the applicable stock price of Equinix’s common stock exceeds the base conversion price, the conversion rate will be determined pursuant to a formula resulting in the receipt of up to 4.4616 additional shares of Equinix common stock per $1,000 principal amount of the Notes, subject to adjustment upon the occurrence of certain events and determined as set forth in the Indenture.

Equinix may not redeem the Notes at its option. Holders may require Equinix to repurchase some or all of their Notes upon the occurrence of a fundamental change at 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. In addition, if certain fundamental changes occur, Equinix may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental change by a specified number of shares of Equinix common stock.

The Notes will be Equinix’s unsecured obligations and will be subordinated in right of payment to all of its senior debt and equal in right of payment with all of its subordinated debt.

The Indenture contains customary terms and covenants that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix or any of its subsidiaries, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement

On September 26, 2007, the Senior Bridge Loan Credit Agreement (the “Credit Agreement”) dated June 28, 2007, by and among Equinix, Equinix Operating Co., Inc., certain lenders named therein (the “Lenders”) and Citibank, N.A., as Lender and agent for the Lenders, for a principal amount of $500,000,000, was terminated immediately prior to the closing of Equinix’s sale of Common Stock and Notes. The Credit Agreement was terminated by Equinix as Equinix’s sale of Common Stock and Notes is expected to provide permanent financing for its acquisition of IXEurope plc.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Common Stock and Notes Underwriting Agreements” regarding Equinix’s relationship with Citigroup Global Markets Inc. is incorporated into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” regarding the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events

On September 21, 2007, Equinix issued a press release announcing the pricing of its offerings of Common Stock and Notes. A copy of Equinix’s related press release is attached hereto as Exhibit 99.1.

On September 26, 2007, Equinix issued a press release announcing the closing of its offerings of Common Stock and Notes. A copy of Equinix’s related press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

1.1	Common Stock Underwriting Agreement dated as of September 20, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

1.2	Notes Underwriting Agreement dated as of September 20, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

4.4	Indenture dated as of September 26, 2007 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 3.00% Convertible Subordinated Note Due 2014 (included in Exhibit 4.4).

99.1	Press Release of Equinix, Inc. dated September 21, 2007.

99.2	Press Release of Equinix, Inc. dated September 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: September 26, 2007	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Common Stock Underwriting Agreement dated as of September 20, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

1.2	Notes Underwriting Agreement dated as of September 20, 2007 by and between Equinix, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule II thereto.

4.4	Indenture dated as of September 26, 2007 by and between Equinix, Inc. and U.S. Bank National Association, as trustee.

4.5	Form of 3.00% Convertible Subordinated Note Due 2014 (included in Exhibit 4.4).

99.1	Press Release of Equinix, Inc. dated September 21, 2007.

99.2	Press Release of Equinix, Inc. dated September 26, 2007.